The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these securities until the pricing supplement, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Pricing Supplement Dated January 9, 2020 Registration Statement No. 333-225551 Filed pursuant to Rule 424(b)(2)	January 2020 (To Prospectus dated October 31, 2018, Index Supplement dated October 31, 2018 and Product Supplement dated October 31, 2018)

Structured Investments

Opportunities in U.S. and International Equities

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025

$• Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period (the “securities”) offer the opportunity for investors to earn a contingent payment with respect to each determination date on which the closing level of each underlying index is equal to or greater than 75% of its initial index level, which we refer to as its coupon barrier level. In addition, if the closing levels of all of the underlying indices are equal to or greater than their respective call threshold levels on any determination date (other than the first three determination dates and the final determination date), the securities will be automatically redeemed for an amount per security equal to (i) the stated principal amount plus (ii) the contingent payment otherwise payable with respect to the applicable determination date. However, if on any determination date (other than the first three determination dates and the final determination date) the closing level of any underlying index is less than its call threshold level, the securities will not be redeemed and, if the closing level of any underlying index is less than its respective coupon barrier level, you will not receive any contingent payment with respect to the applicable determination date. As a result, investors must be willing to accept the risk of not receiving any contingent payment. Furthermore, if the final index level of any underlying index is less than its downside threshold level on the final determination date, UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the underlying index with the lowest underlying return as compared to the other underlying indices (the “worst performing underlying index”) over the term of the securities and, in extreme situations, you could lose all of your initial investment. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying indices. Because all payments on the securities are based on the worst performing underlying index, a decline beyond the respective coupon barrier level and/or downside threshold level, as applicable, of any underlying index will result in few or no contingent payments and/or a loss of a significant portion and, in extreme situations, all of your initial investment even if the other underlying indices appreciate or have not declined as much. These securities are for investors who are willing to risk their initial investment and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire approximately 5-year term of the securities. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:	UBS AG London Branch
Underlying indices:	S&P 500® Index (Bloomberg Ticker: “SPX”) EURO STOXX 50® Index (Bloomberg Ticker: “SX5E”) TOPIX® Index (Bloomberg Ticker: “TPX”)
Aggregate principal amount:	$•
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Pricing date:	Approximately January 17, 2020
Original issue date:	Approximately January 23, 2020 (3 business days after the pricing date). We expect to deliver the securities against payment on or about the third business day following the trade date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to two business days before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.
Maturity date:	Approximately January 23, 2025, subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Valuation Dates — Final Valuation Date” in the accompanying product supplement.
Early redemption:	If, on any determination date other than the first three determination dates and the final determination date, the closing levels of all of the underlying indices are equal to or greater than their respective call threshold levels, the securities will be automatically redeemed for an early redemption amount on the first contingent payment date immediately following the related determination date.
Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the applicable determination date.
Contingent payment:	▪	If the closing levels of all of the underlying indices are equal to or greater than their respective coupon barrier levels on any determination date, we will pay a contingent payment of $20.125 (equivalent to 8.05% per annum of the stated principal amount) per security on the related contingent payment date.
	▪	If the closing level of any underlying index is less than its respective coupon barrier level on any determination date, we will not pay a contingent payment with respect to that determination date.
Determination dates:	Approximately April 17, 2020, July 17, 2020 , October 19, 2020, January 19, 2021, April 19, 2021, July 20, 2021, October 18, 2021, January 18, 2022, April 19, 2022, July 19, 2022, October 17, 2022, January 17, 2023, April 17, 2023, July 18, 2023, October 17, 2023, January 17, 2024, April 17, 2024, July 17, 2024, October 17, 2024 and January 17, 2025 subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Valuation Date — Final Valuation Date” and “— Market Disruption Events” in the accompanying product supplement). We also refer to January 17, 2025 as the final determination date. In the event that we make any change to the expected pricing date and original issue date, the calculation agent may adjust the determination dates (including the final determination date) and maturity date to ensure that the stated term of the securities remains the same.
Contingent payment dates:	Three business days following the applicable determination date, except that the contingent payment date for the final determination date will be the maturity date.
Payment at maturity:	▪	If the final index levels of all of the underlying indices are equal to or greater than their respective downside threshold levels:	(i) the stated principal amount plus (ii) the contingent payment otherwise payable with respect to the final determination date
	▪	If the final index level of any underlying index is less than its downside threshold level:	a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.
Underlying return:	The quotient, expressed as a percentage of the following formula: (final index level − initial index level) / initial index level
Initial index level:

[•], which is the closing level of the S&P 500® Index on the pricing date

[•], which is the closing level of the EURO STOXX 50® Index on the pricing date

[•], which is the closing level of the TOPIX® Index on the pricing date

Worst performing underlying index:	The underlying index with the lowest underlying return as compared to any other underlying index
Call threshold level:

[•], which is equal to 100% of the initial index level of the S&P 500® Index

[•], which is equal to 100% of the initial index level of the EURO STOXX 50® Index

[•], which is equal to 100% of the initial index level of the TOPIX® Index

Coupon barrier level:

[•], which is equal to 75% of the initial index level of the S&P 500® Index

[•], which is equal to 75% of the initial index level of the EURO STOXX 50® Index

[•], which is equal to 75% of the initial index level of the TOPIX® Index

Downside threshold level:

[•], which is equal to 75% of the initial index level of the S&P 500® Index

[•], which is equal to 75% of the initial index level of the EURO STOXX 50® Index

[•], which is equal to 75% of the initial index level of the TOPIX® Index

Final index level:	The closing level of each underlying index on the final determination date
CUSIP / ISIN:	90270K2V0 / US90270K2V01
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation Agent:	UBS Securities LLC
Commissions and issue level:		Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security		100%	2.50%(a)	97.00%
+ 0.50%(b)
3.00%
Total		$•	$•	$•

(1)	UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $30.00 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:
	(a)	a fixed sales commission of $25.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
	(b)	a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest) ; secondary markets (if any)”.

The estimated initial value of the securities as of the pricing date is expected to be between $937.60 and $967.60. The range of the estimated initial value of the securities was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 12 and 13 of this document.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement, the index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

You should read this document together with the accompanying product supplement, index supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated October 31, 2018	Index supplement dated October 31, 2018	Prospectus dated October 31, 2018

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

Additional Information about UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement and an index supplement) with the Securities and Exchange Commission (the “SEC”) for the securities to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

▪	Prospectus dated October 31, 2018: https://www.sec.gov/Archives/edgar/data/1114446/000119312518314003/d612032d424b3.htm
▪	Index Supplement dated October 31, 2018: https://www.sec.gov/Archives/edgar/data/1114446/000091412118002083/ub46174419-424b2.htm
▪	Product Supplement dated October 31, 2018: https://www.sec.gov/Archives/edgar/data/1114446/000091412118002085/ub47016353-424b2.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refer to the Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated October 31, 2018, references to the “accompanying index supplement” mean the UBS index supplement, dated October 31, 2018 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated October 31, 2018.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement, the index supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement, the index supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; third the index supplement; and finally, the accompanying prospectus.

January 2020	Page 2

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

Investment Summary

The Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025 based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index, which we refer to as the securities, provide an opportunity for investors to earn a contingent payment, which will be an amount equal to $20.125 (equivalent to 8.05% per annum of the stated principal amount) per security, with respect to each determination date on which the closing levels or the final index levels, as applicable, of all of the underlying indices are equal to or greater than 75% of their respective initial index levels, which we refer to as the coupon barrier levels. The contingent payment, if any, will be payable on the relevant contingent payment date, which is the third business day after the related determination date. It is possible that the closing levels of one or more of the underlying indices could remain less than their respective coupon barrier levels for extended periods of time or even throughout the term of the securities so that you may receive few or no contingent payments.

If the closing levels of all of the underlying indices are equal to or greater than their respective call threshold levels on any of the determination dates other than the first three determination dates and the final determination date, the securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) the contingent payment otherwise payable with respect to the applicable determination date. If the securities have not previously been redeemed and the final index levels of all of the underlying indices are equal to or greater than their respective downside threshold levels and coupon barrier levels, the payment due at maturity will be (i) the stated principal amount plus (ii) the contingent payment otherwise payable with respect to the final determination date. If, however, the securities are not redeemed prior to maturity and the final index level of any underlying index is less than its respective downside threshold level, the payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index. The value of such cash payment will be less than 75% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing a significant portion and, in extreme situations, all of their initial investment and also the risk of not receiving any contingent payments. In addition, investors will not participate in any appreciation of the underlying indices.

January 2020	Page 3

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

Key Investment Rationale

The securities offer the opportunity for investors to earn a contingent payment equal to $20.125 (equivalent to 8.05% per annum of the stated principal amount) per security, with respect to each determination date on which the closing levels or the final index levels, as applicable, of all of the underlying indices are equal to or greater than 75% of their respective initial index levels, which we refer to as the coupon barrier levels. The securities may be redeemed prior to maturity beginning on the fourth determination date for an early redemption amount equal to (i) the stated principal amount per security plus (ii) the contingent payment otherwise payable with respect to the applicable determination date. The payment at maturity will vary depending on the final index levels, as follows:

Scenario 1	On any of the determination dates other than the first three determination dates and the final determination date, the closing levels of all of the underlying indices are equal to or greater than their respective call threshold levels.
	▪	The securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) the contingent payment otherwise payable with respect to the applicable determination date.
	▪	Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 2	The securities are not automatically redeemed prior to maturity and the final index levels of all of the underlying indices are equal to or greater than their respective downside threshold levels and coupon barrier levels.
	▪	The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent payment otherwise payable with respect to the final determination date.
	▪	Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 3	The securities are not automatically redeemed prior to maturity and the final index level of any underlying index is less than its respective downside threshold level and coupon barrier level.
	▪	The payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.
	▪	Investors will lose a significant portion and, in extreme situations, all of their initial investment in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion and, in extreme situations, all of your initial investment. Any payment on the securities, including payments in respect of an early redemption, contingent payment or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the securities and you could lose all of your initial investment.

The securities will not pay a contingent payment on a contingent payment date (including the maturity date) if the closing level of any underlying index is less than its respective coupon barrier level on the applicable determination date. The securities will not be subject to an early redemption if the closing level of any underlying index is less than its respective call threshold level on a determination date (other than the first three determination dates and the final determination date). If the securities are not redeemed prior to the final determination date, you will lose a significant portion and, in extreme situations, all of your initial investment at maturity if the final index level of any underlying index is less than its respective downside threshold level.

January 2020	Page 4

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

Investor Suitability

The securities may be suitable for you if:

▪	You fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.
▪	You can tolerate a loss of a significant portion or all of your initial investment and are willing to make an investment that may have the same downside market risk as a hypothetical direct investment in the worst performing underlying index or the stocks comprising such underlying index.
▪	You understand and accept that an investment in the securities is linked to the worst performing underlying index and not to a basket of the underlying indices and that you will be exposed to the market risk of each underlying index on each determination date.
▪	You believe that the closing level of each underlying index will be equal to or greater than its respective coupon barrier level on each determination date.
▪	You believe that the final index level of each underlying index will be equal to or greater than its downside threshold level on the final determination date.
▪	You accept that the risks of each underlying index are not mitigated by the performance of any other underlying index, and you accept the risks of investing in securities with a return based on the worst performing underlying index.
▪	You understand and accept that you will not participate in any appreciation in the level of any underlying index and that any potential positive return is limited to the contingent payments specified on the cover hereof.
▪	You can tolerate fluctuations in the levels of the securities prior to maturity that may be similar to or exceed the downside level fluctuations of the underlying indices.
▪	You would be willing to invest in the securities based on the call threshold levels, coupon barrier levels, downside threshold levels and contingent payment specified on the cover hereof.
▪	You are willing to forgo any dividends paid on stocks comprising the underlying indices (the “index constituent stocks”) and you do not seek guaranteed current income from this investment.
▪	You are willing to invest in securities that may be redeemed prior to the maturity date (beginning after approximately 1 year), you are otherwise willing to hold such securities to maturity, a term of approximately 5 years, and you accept that there may be little or no secondary market for the securities.
▪	You understand and are willing to accept the risks associated with the underlying indices.
▪	You are willing to assume the credit risk of UBS for all payments under the securities, and you understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.
▪	You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that, should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

▪	You do not fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.
▪	You require an investment designed to provide a full return of principal at maturity.
▪	You cannot tolerate a loss of a significant portion or all of your initial investment, or you are not willing to make an investment that may have the same downside market risk as a hypothetical direct investment in the worst performing underlying index or its index constituent stocks.
▪	You do not understand or cannot accept that an investment in the securities is linked to the worst performing underlying index and not a basket of the underlying indices and that you will be exposed to the market risk of each underlying index on each determination date.
▪	You believe that the closing level of any underlying index will decline during the term of the securities and is likely to be less than its respective coupon barrier level on each determination date.
▪	You believe that the final index level of any underlying index is likely to be less than its downside threshold level on the final determination date.

January 2020	Page 5

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index
▪	You cannot accept that the risks of each underlying index are not mitigated by the performance of any other underlying index, or you cannot accept the risks of investing in securities with a return based on the worst performing underlying index.
▪	You seek an investment that participates in the full appreciation in the levels of the underlying indices or that has unlimited return potential.
▪	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations of the underlying indices.
▪	You would be unwilling to invest in the securities based on the call threshold levels, coupon barrier levels, downside threshold levels or contingent payment specified on the cover hereof.
▪	You prefer to receive the dividends paid on the index constituent stocks or you seek guaranteed current income from this investment.
▪	You are unable or unwilling to hold securities that may be redeemed prior to the maturity date (beginning after approximately 1 year), you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 5 years, or you seek an investment for which there will be an active secondary market.
▪	You do not understand and are not willing to accept the risks associated with the underlying indices.
▪	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

January 2020	Page 6

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels and (2) the final index levels.

Diagram #1: Determination Dates Other Than the First three Determination Dates and the Final Determination Date

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on the following page.

January 2020	Page 7

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security will be determined on the pricing date and will be specified in the final pricing supplement):

Hypothetical Initial Index Level:
Underlying Index A:	3,000
Underlying Index B:	4,000
Underlying Index C:	1,000
Hypothetical Call Threshold Level:
Underlying Index A:	3,000, which is 100% of the initial index level
Underlying Index B:	4,000, which is 100% of the initial index level
Underlying Index C:	1,000, which is 100% of the initial index level
Hypothetical Coupon Barrier Level:
Underlying Index A:	2,250, which is 75% of the initial index level
Underlying Index B:	3,000, which is 75% of the initial index level
Underlying Index C:	750, which is 75% of the initial index level
Hypothetical Downside Threshold Level:
Underlying Index A:	2,250, which is 75% of the initial index level
Underlying Index B:	3,000, which is 75% of the initial index level
Underlying Index C:	750, which is 75% of the initial index level
Hypothetical Contingent Payment:	$20.125 per security (equivalent to 8.05% per annum of the stated principal amount)
Stated Principal Amount:	$1,000.00 per security

In Examples 1 and 2, the closing levels of the underlying indices fluctuate over the term of the securities, the closing levels of the underlying indices are equal to or greater than their respective hypothetical call threshold levels on one of the determination dates (other than the first three determination dates and the final determination date) prior to the final determination date. As the closing levels of all of the underlying indices on a determination date prior to the final determination date are greater than their respective coupon barrier levels, the securities are automatically redeemed on the related contingent payment date. In Examples 3 and 4, the closing level of at least one underlying index on each of the determination dates prior to the final determination date is less than its respective call threshold level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1					Example 2
Determination Dates	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Contingent Payment	Early Redemption Amount	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Contingent Payment	Early Redemption Amount
#1	3,100 (at or above coupon barrier level and call threshold level)	4,500 (at or above coupon barrier level and call threshold level)	1,100 (at or above coupon barrier level and call threshold level)	$20.125	N/A (Not Callable)	2,800 (at or above coupon barrier level; below call threshold level)	4,300 (at or above coupon barrier level and call threshold level)	1,300 (at or above coupon barrier level and call threshold level)	$20.125	N/A
#2	3,500 (at or above coupon barrier level and call threshold level)	4,300 (at or above coupon barrier level and call threshold level)	1,050 (at or above coupon barrier level and call threshold level)	$20.125	N/A (Not Callable)	2,900 (at or above coupon barrier level; below call threshold level)	4,100 (at or above coupon barrier level and call threshold level	730 (below coupon barrier level and call threshold level)	$0	N/A
#3	3,200 (at or above coupon barrier level and call threshold level)	4,100 (at or above coupon barrier level and call threshold level)	1,100 (at or above coupon barrier level and call threshold level)	$20.125	N/A (Not Callable)	3,050 (at or above coupon barrier level and call threshold level)	2,900 (below coupon barrier level and call threshold level)	1,030 (at or above coupon barrier level and call threshold level)	$0	N/A
#4	3,100 (at or above coupon barrier level and call threshold level)	4,000 (at or above coupon barrier level and call threshold level)	1,150 (at or above coupon barrier level and call threshold level)	__*	$1,020.125	2,200 (below coupon barrier level and call threshold level)	4,700 (at or above coupon barrier level and call threshold level)	1,250 (at or above coupon barrier level and call threshold level)	$0	N/A

January 2020	Page 8

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

#5	N/A	N/A	N/A	N/A	N/A	3,600 (at or above coupon barrier level and call threshold level)	4,800 (at or above coupon barrier level and call threshold level)	1,200 (at or above coupon barrier level and call threshold level)	—*	$1,020.125
#6-#19	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A					N/A

*	The early redemption amount includes the unpaid contingent payment with respect to the determination date on which the closing levels for the underlying indices are equal to or greater than their respective call threshold levels and the securities are redeemed as a result.
▪	In Example 1, the securities are automatically redeemed following the fourth determination date as the closing levels of all of the underlying indices on the fourth determination date are equal to or greater than their respective call threshold levels. Although the closing levels of all of the underlying indices on the first three determination dates are above their respective call threshold levels, the securities are not callable on the first three determination dates. Following the fourth determination date, you receive an early redemption amount of $1,020.125, which includes the contingent payment with respect to the first determination date.

In this example, the early redemption feature limits the term of your investment to approximately 12 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent payments. Your total return per security in this example is $1,080.50 (an 8.05% total return on the securities).

▪	In Example 2, the securities are automatically redeemed following the fifth determination date as the closing levels of all of the underlying indices on the fifth determination date are greater than their respective call threshold levels. As the closing levels of all of the underlying indices on the first determination date are greater than their respective coupon barrier levels, you receive the contingent payment of $20.125 with respect to the first determination date. On the contingent payment date corresponding to the fifth determination date, you receive an early redemption amount of $1,020.125, which includes the contingent payment with respect to the third determination date.

In this example, the early redemption feature limits the term of your investment to approximately 15 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent payments. Further, although all of the underlying indices have appreciated by 20% from their respective initial index levels on the fifth determination date, you only receive $1,020.125 per security and do not benefit from such appreciation. Your total return per security in this example is $1,040.25 (a 4.025% total return on the securities).

	Example 3					Example 4
Determination Dates	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Contingent Payment	Early Redemption Amount	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Contingent Payment	Early Redemption Amount
#1	3,100 (at or above coupon barrier level and call threshold level)	2,500 (below coupon barrier level and call threshold level)	1,050 (at or above coupon barrier level and call threshold level)	$0	N/A	2,150 (below coupon barrier level and call threshold level)	2,900 (below coupon barrier level and call threshold level)	500 (below coupon barrier level and call threshold level)	$0	N/A
#2	3,050 (at or above coupon barrier level and call threshold level)	3,150 (at or above coupon barrier level; below call threshold level)	600 (below coupon barrier level and call threshold level)	$0	N/A	2,300 (at or above coupon barrier level; below call threshold level)	2,700 (below coupon barrier level and call threshold level)	830 (at or above coupon barrier level; below call threshold level)	$0	N/A
#3	3,000 (at or above coupon barrier level and call threshold level)	2,900 (below coupon barrier level and call threshold level)	1,000 (at or above coupon barrier level and call threshold level)	$0	N/A	1,250 (below coupon barrier level and call threshold level)	2,025 (below coupon barrier level and call threshold level)	740 (below coupon barrier level and call threshold level)	$0	N/A
#4	2,210 (below coupon barrier level and call	2,800 (below coupon barrier level and call	730 (below coupon barrier level and call	$0	N/A	2,400 (at or above coupon barrier level; below	2,100 (below coupon barrier level and call threshold level)	850 (at or above coupon barrier level; below	$0	N/A

January 2020	Page 9

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index
	threshold level)	threshold level)	threshold level)			call threshold level)		call threshold level)
#5 - #19	Various (all at or above coupon barrier level and call threshold level)	Various (all at or above coupon barrier level and call threshold level)	Various (all below coupon barrier level and call threshold level)	$0	N/A	Various (all below coupon barrier level and call threshold level)	Various (all at or above coupon barrier level and call threshold level)	Various (all at or above coupon barrier level and call threshold level)	$0	N/A
Final Determination Date	3,100 (at or above downside threshold level and coupon barrier level)	3,500 (at or above downside threshold level and coupon barrier level)	900 (at or above downside threshold level and coupon barrier level)	—*	N/A	4,000 (at or above downside threshold level and coupon barrier level)	2,400 (below downside threshold level and coupon barrier level)	1,000 (at or above downside threshold level and coupon barrier level)	$0	N/A
Payment at Maturity	$1,020.125					$400.00

*       The final contingent payment, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final index level.

▪	In Example 3, on each of the determination dates other than the final determination date, the closing level of at least one of the underlying indices is less than its respective coupon barrier level. As a result, you do not receive a contingent payment with respect of any of those determination dates. Also, the closing level of at least one of the underlying indices is less than its respective call threshold level on each determination date prior to the final determination date (other than the first three determination dates), so the securities are not automatically redeemed prior to maturity. Because the closing levels of all of the underlying indices are equal to or greater than their respective downside threshold levels and coupon barrier levels on the final determination date, at maturity you receive the stated principal amount plus the contingent payment with respect to the final determination date. Your payment at maturity is calculated as follows:

$1,000.00 + $20.125 = $1,020.125

In this example, you receive the stated principal amount per security plus the contingent payment, equal to a total payment of $1,020.125 per security at maturity. Your total return per security in this example is $1,020.125 (a 2.0125% total return on the securities).

▪	In Example 4, on each determination date throughout the term of the securities, the closing level of at least one of the underlying indices is less than its respective coupon barrier level and call threshold level. As a result, you do not receive any contingent payment during the term of the securities and the securities are not automatically redeemed prior to maturity. Furthermore, because the final index level of at least one of the underlying indices is less than its downside threshold level on the final determination date, you are fully exposed to the decline in the worst performing underlying index. Your payment at maturity is calculated as follows:

$1,000.00 + ($1,000.00 × Underlying Return of the Worst Performing Underlying Index)

= $1,000.00 + ($1,000.00 × -60%)
= $400.00

In this example, because the final index level of the worst performing underlying index represents a 60.00% decline, you will receive a total cash payment per security at maturity equal to $400.00 (a 60.00% loss on the securities).

We make no representation or warranty as to which of the underlying indices will be the worst performing underlying index for the purposes of calculating your actual payment at maturity. Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed prior to the final determination date, you may lose a significant portion and, in extreme situations, all of your initial investment. Specifically, if the securities are not redeemed prior to maturity and the final index level of any underlying index is less than its respective downside threshold level, UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index over the term of the securities.

The securities will not pay a contingent payment if the closing level of any underlying index is less than its respective coupon barrier level on any determination date. The securities will not be subject to an early redemption if the closing level of any underlying index is less than its respective call threshold level on any determination date. You will be exposed to the market risk of each underlying index on each determination date (including the final determination date) and any decline in the level of one underlying index may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying index. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

January 2020	Page 10

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

▪	Risk of loss at maturity. The securities differ from ordinary debt securities in that UBS will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, UBS will repay you the stated principal amount of your securities in cash only if the final index levels of all of the underlying indices are equal to or greater than their respective downside threshold levels and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final index level of any underlying index is less than its respective downside threshold level, you will lose a significant percentage or all of your principal amount equal to the underlying return of the worst performing underlying index.
▪	Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current levels of all of the underlying indices are equal to or greater than their respective downside threshold levels.
▪	You may not receive any contingent payments. UBS will not necessarily make periodic payments on the securities. If the closing level of any of the underlying indices on any determination date is less than its respective coupon barrier level, UBS will not pay you the contingent payment applicable to such determination date. If the closing level of any of the underlying indices is less than its respective coupon barrier level on each of the determination dates, UBS will not pay you any contingent payments during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent payment coincides with a period of greater risk of principal loss on your securities.
▪	Your potential return on the securities is limited and you will not participate in any appreciation of the underlying indices. The return potential of the securities is limited to the pre-specified contingent payment rate, regardless of the appreciation of the underlying indices. In addition, your return on the securities will vary based on the number of determination dates on which the requirements of the contingent payment have been met prior to maturity or an early redemption. Furthermore, if the securities are redeemed prior to maturity, you will not receive any contingent payments or any other payment in respect of any determination dates after the applicable contingent payment date, and your return on the securities could be less than if the securities remained outstanding until maturity. If the securities are not redeemed prior to maturity, you may be subject to the depreciation in the level of the worst performing underlying index even though you cannot participate in any appreciation in the levels of the underlying indices. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the index constituent stocks.
▪	Greater expected volatility with respect to, and lower expected correlation among, the underlying indices generally reflects a higher contingent payment and a higher expectation as of the pricing date that the closing level of any of the underlying indices could be less than its respective downside threshold level on the final determination date of the securities. Greater expected volatility with respect to, and lower expected correlation among, the underlying indices reflects a higher expectation as of the pricing date that the final level of any of the underlying indices could be less than its respective downside threshold level on the final determination date of the securities. “Volatility” refers to the frequency and magnitude of changes in the level of an underlying index. This greater expected risk will generally be reflected in a higher contingent payment for that security. However, while the contingent payment is set on the pricing date based, in part, on the correlations of the underlying indices and each underlying index’s volatility calculated using our internal models, an underlying index’s volatility, and the correlation among the underlying indices, can change significantly over the term of the securities. The correlations referenced in setting the terms of the securities are calculated using our internal models and are not derived from the daily returns of the underlying indices over the period set forth under “Correlation of the Underlying Indices” below. The level of any underlying index for your securities could fall sharply, which could result in the loss of a significant portion or all of your initial investment.
▪	Reinvestment risk. The securities will be redeemed prior to maturity and the term of your securities will be limited if the closing levels of all of the underlying indices are equal to or greater than their call threshold levels on any determination date (other than the first three determination dates and the final determination date) and you will not receive any more contingent payments after the related contingent payment date. Conversely, the securities will not be subject to an early redemption when the closing level of any one of the underlying indices is less than its call threshold level on any determination date, which generally coincides with a period of greater risk of principal loss on your securities. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

January 2020	Page 11

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

▪	Credit risk of UBS. The securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.
▪	Market risk. The return on the securities, which may be negative, is linked to the performance of each underlying index and indirectly linked to the value of the index constituent stocks. The level of each underlying index can rise or fall sharply due to factors specific to such underlying index or its index constituent stocks, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions.
▪	You are exposed to the market risk of each underlying index. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the performance of each underlying index. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying index. Poor performance by any one underlying index may negatively affect your return and will not be offset or mitigated by the performance of any other underlying index. Accordingly, your investment is subject to the market risk of each underlying index.
▪	Because the securities are linked to the performance of more than one underlying index, there is an increased probability that you will not receive a contingent payment on any determination date and that you will lose a significant portion or all of your initial investment. The risk that you will not receive a contingent payment on any determination date and that you will lose a significant portion or all of your initial investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying index if their terms are otherwise substantially similar. With a greater total number of underlying indices, it is more likely that the closing level or the final index level, as applicable, of any underlying index will be less than its respective coupon barrier level and/or downside threshold level. Therefore, it is more likely that you will receive an amount in cash that is worth less than your stated principal amount on the maturity date. In addition, if the performances of the underlying indices are not correlated to each other, the risk that the closing level (on any determination date other than the final determination date) or the final index level, as applicable, of any underlying index is less than its respective coupon barrier level or downside threshold level is even greater.
▪	Fair value considerations.
o	The issue price you pay for the securities will exceed their estimated initial value. The issue price you pay for the securities will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs, projected profits and a fee paid to an unaffiliated broker-dealer providing an electronic platform for this offering. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities will be set forth in the applicable pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the levels of the underlying indices, volatility of the underlying indices, the correlation among the underlying indices, any dividends paid on the index constituent stocks, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date will be less than the issue price you pay for the securities.
o	The estimated initial value is a theoretical price and the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “—Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
o	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

January 2020	Page 12

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

▪	Limited or no secondary market and secondary market price considerations.
o	There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the securities will develop. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
o	The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
o	Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the levels of the underlying indices; the correlation among the underlying indices; the volatility of the underlying indices; any dividends paid on the index constituent stocks; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.
o	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “—Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.
▪	There are non-U.S. securities markets risks associated with the underlying index. The securities are subject to non-U.S. securities market risk because the EURO STOXX 50® Index and the TOPIX® Index are each comprised of index constituent stocks issued by non-U.S. companies in non-U.S. securities markets. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Security prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. The United Kingdom has voted to leave the European Union (popularly known as “Brexit”). The effect of Brexit is uncertain, and Brexit has and may continue to contribute to volatility in the prices of securities of companies located in Europe and currency exchange rates, including the euro and British pound in particular, including potentially the index constituent stocks of the EURO STOXX 50® Index. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

January 2020	Page 13

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index
▪	The underlying return of the EURO STOXX 50® Index and the TOPIX® Index will not be adjusted for changes in currency exchange rates relative to the U.S. dollar even though its index constituent stocks are traded in a non-U.S. currency and the securities are denominated in U.S. dollars. The value of your securities will not be adjusted for currency exchange rate fluctuations between the U.S. dollar and the currencies in which the index constituent stocks of the EURO STOXX 50® Index and the TOPIX® Index are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return, if any, on the securities.
▪	There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the levels of the underlying indices will rise or fall and there can be no assurance that the closing level of each underlying index will be equal to or greater than its respective coupon barrier level on any determination date, or, if the securities are not redeemed prior to maturity, that the final index level of each underlying index will be equal to or greater than its downside threshold level. The levels of the underlying indices will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuers of the index constituent stocks (the “index constituent stock issuers”). You should be willing to accept the risks associated with the relevant markets tracked by each underlying index in general and each index’s index constituent stocks in particular, and the risk of losing a significant portion or all of your initial investment.
▪	The underlying indices reflect price return, not total return. The return on your securities is based on the performance of the underlying indices, which reflect the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.
▪	Changes affecting the underlying indices could have an adverse effect on the value of the securities. The policies of each index sponsor as specified under “Information About the Underlying Indices” (together, the "index sponsors"), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the levels of the underlying indices. The policies of the index sponsors with respect to the calculation of the underlying indices could also adversely affect the levels of the underlying indices. The index sponsors may discontinue or suspend calculation or dissemination of the underlying indices. Any such actions could have an adverse effect on the value of, and any amounts payable on, the securities.
▪	There is no affiliation between the respective index sponsors and UBS, and UBS is not responsible for any disclosure by such. We or our affiliates may currently, or from time to time engage in business with the index sponsors. However, we and our affiliates are not affiliated with the sponsor of any underlying index and have no ability to control or predict their actions. You, as an investor in the securities, should conduct your own independent investigation of the relevant index sponsor and each underlying index for your securities. No index sponsor is involved in the securities offered hereby in any way and has no obligation of any sort with respect to your securities. The relevant index sponsor has no obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of, and any amounts payable on, your securities.
▪	Potential UBS impact on an underlying index or index constituent stock. Trading or transactions by UBS and/or its affiliates in an underlying index or any index constituent stock, listed and/or over the counter options, futures, exchange-traded funds or other instruments with return linked to the performance of that underlying index or any index constituent stock, may adversely affect the market price(s) or level(s) of that underlying index on any determination date or the final determination date and, therefore, the market value of the securities and any payout to you of any contingent payments or at maturity.
▪	Potential conflict of interest. UBS and its affiliates may engage in business with any index constituent stock issuer, which may present a conflict between the obligations of UBS and you, as a holder of the securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine whether the contingent payment is payable to you on any contingent payment date, whether the securities are subject to an early redemption and the payment at maturity of the securities, if any, based on observed closing levels of the underlying indices. The calculation agent can postpone the determination of the initial index level, closing level or final index level of any underlying index (and therefore the related contingent payment date or maturity date, as applicable) if a market disruption event occurs and is continuing on the pricing date, any determination date or the final determination date, respectively.

As UBS determines the economic terms of the securities, including the contingent payment, call threshold levels, coupon barrier levels and downside threshold levels, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.

January 2020	Page 14

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index
▪	Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of, and any amounts payable on, the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying indices to which the securities are linked.
▪	The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.
▪	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the securities) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the securities. Consequently, holders of securities may lose all of some of their investment in the securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.
▪	Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” herein and “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.

January 2020	Page 15

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

Information about the Underlying Indices

All disclosures contained in this document regarding each underlying index for the securities are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying index. You should make your own investigation into each underlying index.

Included on the following pages is a brief description of each underlying index. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly closing high and quarterly closing low for each underlying index. The information given below is for the specified calendar quarters. We obtained the closing level information set forth below from Bloomberg Professional® service (“Bloomberg”), without independent verification. You should not take the historical prices of the underlying index as an indication of future performance.

S&P 500® Index

We have derived all information regarding the S&P 500® Index (“SPX”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices LLC (its “index sponsor” or “S&P Dow Jones”).

SPX is published by S&P Dow Jones, but S&P Dow Jones has no obligation to continue to publish SPX, and may discontinue publication of SPX at any time. SPX is determined, comprised and calculated by S&P Dow Jones without regard to the securities.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers — S&P 500® Index”, SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of SPX is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Eleven main groups of companies comprise SPX, with the percentage weight of each group in the index as a whole as of December 31, 2019 as follows: Information Technology (23.2%), Health Care (14.2%), Financials (13.0%), Communication Services (10.4%), Consumer Discretionary (9.8%), Industrials (9.1%), Consumer Staples (7.2%), Energy (4.3%), Utilities (3.3%), Real Estate (2.9%) and Materials (2.7%). As of September 28, 2018, the index sponsor broadened the then-current Telecommunication Services sector and renamed it Communication Services. The renamed sector includes the existing telecommunication companies, as well as companies selected from the Consumer Discretionary sector previously classified under the Media Industry Group and the Internet & Direct Marketing Retail Sub-Industry, along with select companies previously classified in the Information Technology sector. These changes were effective for SPX as of the open of business on September 24, 2018 to coincide with the September 2018 quarterly rebalancing. As of February 20, 2019, company additions to SPX should have an unadjusted company market capitalization of $8.2 billion or more (an increase from the previous requirement of an unadjusted company market capitalization of $6.1 billion or more) and a security level float-adjusted market capitalization that is at least $4.1 billion.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to SPX.

Information as of market close on January 7, 2020:

Bloomberg Ticker Symbol:	SPX	52 Week High (on January 2, 2020):	3,257.85
Current Index Level:	3,237.18	52 Week Low (on January 7, 2019):	2,549.69
52 Weeks Ago (on January 7, 2019):	2,549.69

January 2020	Page 16

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the specified period. The closing level of the underlying index on January 7, 2020 was 3,237.18 (its “hypothetical initial index level”). The associated graph shows the closing levels of the underlying index for each day from January 1, 2010 to January 7, 2020. The dotted lines represent its hypothetical downside threshold level and its hypothetical coupon barrier level of 2,427.89, and its hypothetical call threshold level of 3,237.18, which are equal to 75% and 100%, respectively, of its hypothetical initial index level. The actual coupon barrier level, downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

S&P 500® Index	High	Low	Period End
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter	2,519.36	2,409.75	2,519.36
Fourth Quarter	2,690.16	2,529.12	2,673.61
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter (through January 7, 2020)	3,257.85	3,234.85	3,237.18

January 2020	Page 17

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

January 2020	Page 18

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

EURO STOXX 50® Index

We have derived all information regarding the EURO STOXX 50® Index (“SX5E”) contained in this document, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by STOXX Limited, (the “index sponsor” or “STOXX”).

SX5E is published by STOXX, but STOXX has no obligation to continue to publish SX5E, and may discontinue publication of the SX5E at any time. SX5E is determined, comprised and calculated by STOXX without regard to the Securities.

As discussed more fully in the index supplement under the heading “Non-U.S. Indices — EURO STOXX 50® Index”, SX5E covers 50 stocks of market sector leaders mainly from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. SX5E captures a selection of the largest stocks among the 19 EURO STOXX regional Supersector indices. The largest stocks within those indices are added to the selection list until coverage is approximately 60% of the free float market capitalization of the corresponding EURO STOXX Total Market Index (the “EURO STOXX TMI”) Supersector Index and from that selection list the 50 stocks are selected. The SX5E universe is defined as all components of the 19 EURO STOXX Regional Supersector indices. The EURO STOXX Supersector indices represent the Eurozone portion of the STOXX 600 Supersector indices, which contain the 600 largest stocks traded on the major exchanges of 18 European countries. Each component’s weight is capped at 10% of the SX5E’s total free-float market capitalization.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to SX5E.

Information as of market close on January 7, 2020:

Bloomberg Ticker Symbol:	SX5E	52 Week High (on January 2, 2020):	3,793.24
Current Index Level:	3,759.25	52 Week Low (on January 7, 2019):	3,033.64
52 Weeks Ago (on January 7, 2019):	3,033.64

January 2020	Page 19

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the specified period. The closing level of the underlying index on January 7, 2020 was 3,759.25 (its “hypothetical initial index level”). The associated graph shows the closing levels of the underlying index for each day from January 1, 2010 to January 7, 2020. The dotted lines represent its hypothetical downside threshold level and its hypothetical coupon barrier level of 2,819.44, and its hypothetical call threshold level of 3,759.25, which are equal to 75% and 100%, respectively, of its hypothetical initial index level. The actual coupon barrier level, downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

EURO STOXX 50® Index	High	Low	Period End
2016
First Quarter	3,178.01	2,680.35	3,004.93
Second Quarter	3,151.69	2,697.44	2,864.74
Third Quarter	3,091.66	2,761.37	3,002.24
Fourth Quarter	3,290.52	2,954.53	3,290.52
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter	3,658.79	3,409.78	3,441.88
Third Quarter	3,594.85	3,388.22	3,594.85
Fourth Quarter	3,697.40	3,503.96	3,503.96
2018
First Quarter	3,672.29	3,278.72	3,361.50
Second Quarter	3,592.18	3,340.35	3,395.60
Third Quarter	3,527.18	3,293.36	3,399.20
Fourth Quarter	3,414.16	2,937.36	3,001.42
2019
First Quarter	3,409.00	2,954.66	3,351.71
Second Quarter	3,514.62	3,280.43	3,473.69
Third Quarter	3,571.39	3,282.78	3,569.45
Fourth Quarter	3,782.27	3,413.31	3,745.15
2020
First Quarter (through January 7, 2020)	3,793.24	3,752.52	3,759.25

January 2020	Page 20

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$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

January 2020	Page 21

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

TOPIX® Index

We have derived all information contained herein regarding the TOPIX® Index, including, its make-up, method of calculation and changes in its components, from publicly available information. The TOPIX® Index, also known as the Tokyo Stock Price Index, is a free-float adjusted capitalization-weighted index of all the domestic common stocks listed on the First Section of the Tokyo Stock Exchange (“TSE”). Domestic stocks admitted to the TSE are assigned either to the TSE First Section Index, the TSE Second Section Index or the TSE Mothers Index. Stocks listed in the First Section are among the most actively traded stocks on the TSE. The TOPIX® Index is supplemented by the sub-basket components of the 33 industry sectors and was developed with a base index value of 100 as of January 4, 1968. The TOPIX® Index is calculated and published by the TSE. Additional information about the TOPIX® Index is available on the following website: jpx.co.jp/english/markets/indices/topix/. We are not incorporating by reference the website or any material it includes in this preliminary pricing supplement.

Composition and Maintenance. The TOPIX® Index is composed of all domestic common stocks listed on the TSE First Section, excluding temporary issues and preferred stocks. Companies scheduled to be delisted or newly listed companies that are still in the waiting period are excluded from the TOPIX® Index. The TOPIX® Index does not review index constituent stocks. The number of index constituent stocks will change according to new listings and delistings.

Index Stock Weighting by Sector as of December 31, 2019

Percentage (%)*
Air Transportation	0.50%
Banks	5.85%
Chemicals	7.14%
Construction	2.81%
Electric Appliances	14.40%
Electric Power and Gas	1.54%
Fishery, Agriculture and Forestry	0.10%
Foods	3.78%
Glass and Ceramics Products	0.85%
Information & Communication	8.71%
Insurance	2.32%
Iron and Steel	0.78%
Land Transportation	4.39%
Machinery	5.11%
Marine Transportation	0.18%
Metal Products	0.59%
Mining	0.29%
Nonferrous Metals	0.77%
Oil and Coal Products	0.50%
Other Financing Business	1.18%
Other Products	2.33%
Pharmaceutical	6.02%
Precision Instruments	2.38%
Pulp and Paper	0.24%
Real Estate	2.42%
Retail Trade	4.64%
Rubber Products	0.71%
Securities and Commodities Futures	0.82%
Services	5.18%
Textiles and Apparels	0.59%
Transportation Equipment	7.71%
Warehousing and Harbor Transportation Service	0.19%
Wholesale Trade	5.00%

* Sector designations are determined by the TSE using criteria it has selected or developed. The TSE may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.

** Information provided by the TSE. Percentages may not sum to 100% due to rounding.

Index Calculation. The TOPIX® Index is a free-float adjusted market capitalization-weighted index, which reflects movements in the market capitalization from a base market value of 100 set on the base date of January 4, 1968. The TSE calculates the TOPIX® Index multiplying the

January 2020	Page 22

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

base point of 100 by the figure obtained from dividing the current free float adjusted market value by the base market value. The resulting value is not expressed in Japanese yen but presented in terms of points rounded to the nearest one hundredth. The formula for calculating the TOPIX® Index value can be expressed:

Index value = Base point of 100 x Current free float adjusted market value

Base Market Value

The current free float adjusted market value is the sum of the products of the price and the number of free float adjusted shares for index calculation of each index constituent stock.

The number of free float adjusted shares for index calculation is the number of listed shares multiplied by free-float weight. The number of listed shares for index calculation is determined by the TSE. The number of listed shares for index calculation normally coincides with that of listed shares. However, in the case of a stock split, the number of listed shares increases at the additional listing date which comes after such stock split becomes effective; on the other hand, the number of listed shares for index calculation increases at the ex-rights date.

Free-float weight is a weight of listed shares deemed to be available for trading in the market and is determined and calculated by the TSE for each listed company for index calculation. The free-float weight of one company may be different from that of any other company. Free-float weight is reviewed once a year in order to reflect the latest distribution of share ownership. The timing of the yearly free-float weight review is different according to the settlement terms of listed companies. In addition to the yearly review, extraordinary reviews are conducted in the following cases: allocation of new shares to a third party, strategic exercise of preferred shares or equity warrants, company spin-off, merger, stock-swap, take-over bid and other events that the TSE judges as appropriate reasons to review.

In the event of any increase or decrease in the current free-float adjusted market value due to reasons other than fluctuations in the TSE, such as public offerings or changes in the number of index constituent stocks in the TSE First Section, necessary adjustments are made by the TSE to the base market value in order to maintain the continuity of the TOPIX® Index. The TSE makes adjustments as follows:

Event		Implementation of Adjustment (After Close of Trading)	Price Used for Adjustments
Addition	Company to be listed on the TSE First Section by initial public offering or via another stock exchange	One business day before the last business day of the next month of listing	Price on the adjustment date
Addition	Company included in the TOPIX® Index is to be delisted and a new company established through stockswap or similar transaction (including merger through establishing new company and company spin-off)	One business day before the listing date	Base price (used to decide the daily price limit)
Addition	Transfer to the TSE First Section from the Second Section	One business day before the last business day after such assignment (a free float weight of 0.00 is used from the transfer date to the adjustment date and thus the number of shares to be used for calculation will be 0.00 during such period)	Price on the adjustment date
Addition	Transfer to the TSE First Section from TSE Mothers Index	One business day before the last business day of the next month of transfer (a free float weight of 0.00 is used from the transfer date to the adjustment date and thus the number of shares to be used for calculation will be 0.00 during such period)	Price on the adjustment date
Deletion	Company to be de-listed due to a stock-swap or similar transaction while the newly established company is promptly listed on the TSE First Section	Initial listing date of newly established company (normally two business days after delisting date)	Price one business day before the de-listing date (during the period from the delisting date to the business day before the date of removal

January 2020	Page 23

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index
Event		Implementation of Adjustment (After Close of Trading)	Price Used for Adjustments
from the TOPIX® Index, the price on the business day before the delisting date is used for index calculation)
Deletion	Company to be de-listed due to other reason than described above (merger and stockswap with non-surviving company included in the TOPIX® Index)	One business day before delisting date	Price on the business day before the adjustment date
Deletion	Designation of securities to be delisted	Three business days after the designation of securities to be delisted (one business day after designation if the day of designation is a holiday)	Price on the business day before the adjustment date
Deletion	Transfer to the TSE Second Section from the TSE First Section	One business day before the date of the reassignment date	Price on the business day before the adjustment date

No adjustments will be made to the base market value in the case of a stock split or reverse stock split.

Retroactive adjustments will not be made to revise the figures of the TOPIX® Index that have already been calculated and disseminated even if issuing companies file amendments on previously released information.

If trading in a certain index constituent stock is suspended, the TSE regards it as having no change in its share price for purposes of calculating the TOPIX® Index. In the event of unforeseen circumstances, or if the TSE decides it is impossible to use its existing methods to calculate the TOPIX® Index, the TSE may use an alternate method of index calculation as it deems valid.

License Agreement

We expect to enter into a non-exclusive license agreement with the Tokyo Stock Exchange, Inc. (“TSE”) providing for the license to us, in exchange for a fee, of the right to use the Tokyo Stock Price Index (“TOPIX Index”), the proprietary data therein contained (“TOPIX Index Value”) and the trademarks “TOPIX”, Tokyo Stock Exchange” and “Tokyo Stock Price Index/TOPIX” (collectively, the “TOPIX Marks”) in connection with certain securities, including the notes.

The TOPIX Index Value and the TOPIX Marks are subject to the proprietary rights owned by the Tokyo Stock Exchange, Inc. and the Tokyo Stock Exchange, Inc. owns all rights and know-how relating to the TOPIX such as calculation, publication and use of the TOPIX Index Value and relating to the TOPIX Marks. The Tokyo Stock Exchange, Inc. shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index Value or to change the TOPIX Marks or cease the use thereof. The Tokyo Stock Exchange, Inc. makes no warranty or representation whatsoever, either as to the results stemmed from the use of the TOPIX Index Value and the TOPIX Marks or as to the figure at which TOPIX Index Value stands on any particular day. The Tokyo Stock Exchange, Inc. gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein. Further, the Tokyo Stock Exchange, Inc. shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value. No securities are in no way sponsored, endorsed or promoted by the Tokyo Stock Exchange, Inc. The Tokyo Stock Exchange, Inc. shall not bear any obligation to give an explanation of the securities or any advice on investments to any purchaser of the notes or to the public. The Tokyo Stock Exchange, Inc. neither selects specific stocks or groups thereof nor takes into account any needs of the issuing company or any purchaser of the notes, for calculation of the TOPIX Index Value. Including but not limited to the foregoing, the Tokyo Stock Exchange, Inc. shall not be responsible for any damage resulting from the issue and sale of the notes.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to TPX.

Information as of market close on January 7, 2020:

Bloomberg Ticker Symbol:	TPX	52 Week High (on December 17, 2019):	1,747.20
Current Index Level:	1,725.05	52 Week Low (on August 26, 2019):	1,478.03
52 Weeks Ago (on January 7, 2019):	1,512.53

January 2020	Page 24

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the specified period. The closing level of the underlying index on January 7, 2020 was 1,725.05 (its “hypothetical initial index level”). The associated graph shows the closing levels of the underlying index for each day from January 1, 2010 to January 7, 2020. The dotted lines represent its hypothetical downside threshold level and its hypothetical coupon barrier level of 1,293.79, and its hypothetical call threshold level of 1,725.05, which are equal to 75% and 100%, respectively, of its hypothetical initial index level. The actual coupon barrier level, downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

TOPIX® Index	High	Low	Period End
2016
First Quarter	1,509.67	1,196.28	1,347.20
Second Quarter	1,407.50	1,204.48	1,245.82
Third Quarter	1,352.67	1,209.88	1,322.78
Fourth Quarter	1,552.36	1,301.16	1,518.61
2017
First Quarter	1,577.40	1,506.33	1,512.60
Second Quarter	1,624.07	1,459.07	1,611.90
Third Quarter	1,676.17	1,590.71	1,674.75
Fourth Quarter	1,831.93	1,673.62	1,817.56
2018
First Quarter	1,911.07	1,664.94	1,716.30
Second Quarter	1,815.25	1,703.80	1,730.89
Third Quarter	1,822.44	1,676.20	1,817.25
Fourth Quarter	1,824.03	1,415.55	1,494.09
2019
First Quarter	1,627.59	1,471.16	1,591.64
Second Quarter	1,630.68	1,498.96	1,551.14
Third Quarter	1,623.27	1,478.03	1,587.80
Fourth Quarter	1,747.20	1,568.87	1,721.36
2020
First Quarter (through January 7, 2020)	1,725.05	1,697.49	1,725.05

January 2020	Page 25

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

This document relates only to the securities offered hereby and does not relate to the underlying indices or other securities linked to the underlying indices. We have derived all disclosures contained in this document regarding the underlying indices from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying indices.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying indices.

January 2020	Page 26

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each contingent payment date shall be the date one business day prior to such scheduled contingent payment date; provided, however, that any contingent payment payable at maturity or upon early redemption shall be payable to the person to whom the payment at maturity or early redemption amount, as the case may be, shall be payable.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:	The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.
U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying indices. If your securities are so treated, any contingent payment that is paid by UBS (including on the maturity date or the applicable contingent payment date upon early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.
In addition, excluding amounts attributable to any contingent payment, you should generally recognize capital gain or loss upon the taxable disposition of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent payment or any amount attributable to any accrued but unpaid contingent payment) and the amount you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a contingent payment date, but that could be attributed to an expected contingent payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.
Based on certain factual representations received from us, our counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons” in the accompanying product supplement.

January 2020	Page 27

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index
Section 1297. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a security. U.S. holders should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.
Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any receipt of contingent payments and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their securities if they do not hold their securities in an account maintained by a financial institution and the aggregate value of their securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its securities and fails to do so.
Non-U.S. Holders. The U.S. federal income tax treatment of the contingent payments is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, our counsel is of the opinion that contingent payments paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 should not be subject to U.S. withholding tax and we do not intend to withhold any tax on contingent payments. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied, or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

January 2020	Page 28

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

Section 897. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any index constituent stock issuer as a USRPHC and the securities as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2023.
Based on our determination that the securities are not “delta-one” with respect to any underlying index or any index constituent stock, our counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the securities. If withholding is required, we will not make payments of any additional amounts.
Nevertheless, after issuance, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying indices, index constituent stocks or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying indices, index constituent stocks or the securities. If you enter, or have entered, into other transactions in respect of the underlying indices, index constituent stocks or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.
Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any contingent payment with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.

January 2020	Page 29

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.
Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including those of the index constituent stock issuers).
Use of proceeds and hedging:	We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying product supplement under “Use of Proceeds and Hedging”. We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.
In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before, on and after the pricing date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into.
We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.
The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities, including any payment at maturity. See “Risk Factors” beginning on page 11 of this document for a discussion of these adverse effects.
Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):	Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $30.00 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $30.00 reflecting a fixed structuring fee of $5.00 and a fixed sales commission of $25.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells.
UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.
Conflicts of Interest. UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

January 2020	Page 30

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation. The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 12 and 13 of this document.
Prohibition of Sales to EEA Retail Investors:	The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

January 2020	Page 31

Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025
$● Based on the worst performing index among the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Summary Terms	1
Additional Information about UBS and the Securities	2
Investment Summary	3
Key Investment Rationale	4
Investor Suitability	5
How the Securities Work	7
Hypothetical Examples	8
Risk Factors	11
Information about the Underlying Indices	16
Additional Information about the Securities	27

Product Supplement

Product Supplement Summary	PS-1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1
The Securities are Part of a Series	PS-1
Denomination	PS-2
Coupons	PS-2
Early Redemption	PS-3
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-4
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-7
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-8
Risk Factors	PS-9
General Terms of the Securities	PS-29
Use of Proceeds and Hedging	PS-52
Material U.S. Federal Income Tax Consequences	PS-53
Certain ERISA Considerations	PS-75
Supplemental Plan of Distribution (Conflicts of Interest)	PS-76

Index Supplement

Index Supplement Summary	IS-1
Underlying Indices And Underlying Asset Publishers	IS-2
Dow Jones Industrial AverageTM	IS-2
Nasdaq-100 Index®	IS-4
Russell 2000® Index	IS-10
S&P 500® Index	IS-15
Commodity Indices	IS-20
Bloomberg Commodity IndexSM	IS-20
UBS Bloomberg Constant Maturity Commodity Index Excess Return	IS-27
Non-U.S. Indices	IS-32
EURO STOXX 50® Index	IS-32
FTSETM 100 Index	IS-38
Hang Seng China Enterprises Index	IS-41
MSCI Indexes	IS-45
MSCI-EAFE® Index	IS-45
MSCI® Emerging Markets IndexSM	IS-45
MSCI® Europe Index	IS-45

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	74
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

$•
UBS AG Contingent Income Auto-Callable Securities with 12-Month Initial Non-Call Period due on or about January 23, 2025

Preliminary Pricing Supplement dated January 9, 2020
(To Product Supplement dated October 31, 2018,
Index Supplement dated October 31, 2018
and Prospectus dated October 31, 2018)

UBS Investment Bank
UBS Securities LLC